UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DATAWATCH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATAWATCH CORPORATION

271 Mill Road

Quorum Office Park

Chelmsford, Massachusetts 01824

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 10, 2006

The Annual Meeting of Stockholders of Datawatch Corporation will be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, on Friday, March 10, 2006 at 11:00 a.m., local time, to consider and act upon the following matters:

1.                                       To elect six members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.                                       To approve the adoption of the Company’s 2006 Equity and Compensation Incentive Plan and

3.                                       To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 30, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

Please call Carol Beauchamp at 978-275-8235 if you plan to attend.  Please bring valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

JOHN H. KITCHEN, III,
Secretary

Chelmsford, Massachusetts
January 30, 2006

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

DATAWATCH CORPORATION

271 Mill Road

Quorum Office Park

Chelmsford, Massachusetts 01824

PROXY STATEMENT

January 30, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, on March 10, 2006, at 11:00 a.m., Eastern time, and any adjournments thereof (the “Meeting”).

Only stockholders of record at the close of business on January 30, 2006 will be entitled to notice of and to vote at the Meeting.  As of that date, 5,493,907 shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) were outstanding and entitled to vote at the Meeting.  Stockholders are entitled to cast one vote for each share held of record at the close of business on January 30, 2006 on each matter submitted to a vote at the Meeting.  Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting.  If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business.  Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.  A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.  Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting.  All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.  An automated system administered by the Company’s transfer agent tabulates the votes.  The vote on each matter submitted to stockholders is tabulated separately.  Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals will have the effect of negative votes.  Broker “non-votes” are not so included.

At the Meeting, a proposal to elect Robert W. Hagger, Thomas H. Kelly, Richard de J. Osborne, Terry W. Potter, David T. Riddiford and James Wood as directors, and a proposal to approve and adopt the Company’s 2006 Equity and Compensation Incentive Plan will be subject to a vote of stockholders.  Where a choice has been specified on the proxy with respect to the foregoing proposal, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR if no specification is indicated.

The Board of Directors of the Company knows of no other matters to be presented at the Meeting.  If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Robert W. Hagger and John J. Hulburt, each of whom is named as attorney-in-fact in the proxies.

An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended September 30, 2005, is being mailed together with this proxy statement to all stockholders entitled to vote.  This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about February 6, 2006.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of January 30, 2006, certain information regarding beneficial ownership of the Company’s Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by each executive officer identified in the Summary Compensation Table on page 8; and (iv) by all current directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock(2)

Robert W. Hagger (3)	300,310	5.22%

John Kitchen (4)	164,533	2.92%

John J. Hulburt (5)	20,417	*

Thomas H. Kelly (6)	10,334	*

Richard de J. Osborne (7)	298,502	5.41%

Terry W. Potter (8)	40,336	*

David T. Riddiford (9)	53,856	*

James Wood (10) 116 East Saddle River Road Saddle River, New Jersey 07458	926,730	16.78%

Christopher Cox (11) c/o WC Capital, LLC 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	12.56%

WC Capital, LLC c/o James Wood 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	12.56%

All current directors and executive officers as a group (9 persons)(12)	1,815,018	29.89%

*Less than one percent.

(1)                                  Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824.

(2)                                 The number of shares of Common Stock deemed outstanding includes (i) 5,493,907 shares of Common Stock outstanding as of January 30, 2006 and (ii) with respect to each individual, the number of options to purchase shares of Common Stock which may be exercised by such individual within 60 days of January 30, 2006.

(3)                                 Includes 260,310 options that may be exercised within 60 days of January 30, 2006.

(4)                                 Includes 144,755 options that may be exercised within 60 days of January 30, 2006.

(5)                                 Includes 20,417 options that may be exercised within 60 days of January 30, 2006.

(6)                                 Includes 10,334 options that may be exercised within 60 days of January 30, 2006.

(7)                                 Includes 143,370 shares held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC.  Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  Includes 43,908 shares owned jointly with Mr. Osborne’s spouse.  Includes 23,000 options that may be exercised within 60 days of January 30, 2006.

(8)           Includes 40,336 options that may be exercised within 60 days of January 30, 2006.

(9)                                 Includes 49,226 options that may be exercised within 60 days of January 30, 2006.

(10)                           Includes 30,112 options that may be exercised within 60 days of January 30, 2006.  Also includes 689,966 shares held by WC Capital, LLC.  Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock of the Company held by WC Capital, LLC.

(11)                           As a Managing Principal of WC Capital, LLC, Mr. Cox shares the power to vote and dispose of all 689,966 shares of the Common Stock of the Company held by WC Capital, LLC.

(12)                           Includes 578,490 options that may be exercised within 60 days of January 30, 2006.

PROPOSAL I

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified.  The directors are elected by a plurality of votes cast by stockholders.  The Company’s By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors.  The number of directors currently fixed by the Board of Directors is six (6).  This number may be changed by resolution of the Board of Directors.

Prior to the Meeting, Robert W. Hagger, Thomas H. Kelly, Richard de J. Osborne, Terry W. Potter, David T. Riddiford and James Wood were the directors of the Company.  Messrs. Hagger, Kelly, Osborne, Potter, Riddiford and Wood were elected as directors at the Company’s Annual Meeting of Stockholders held on March 11, 2005.  These six (6) existing directors are being nominated for re-election at the March 10, 2006 meeting.

No proxy may be voted for more people than the number of nominees listed below.  Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director’s name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve).  The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

Set forth below is information relating to the director nominees:

Robert W. Hagger, President, Chief Executive Officer and Director.  Mr. Hagger, age 57, has been the President, Chief Executive Officer and a director of the Company since July 2001.  Prior to becoming President and Chief Executive Officer, Mr. Hagger was the Company’s Senior Vice President of International Operations from November 1997 through July 2001.  From March 1997 to November 1997, Mr. Hagger was Managing Director of the Company’s wholly-owned subsidiary, Datawatch International Limited.  From 1993 through November 1997, Mr. Hagger was founder and Managing Director of Insight Strategy Management, Ltd.

Thomas H. Kelly, Director.  Mr. Kelly, age 56, joined the Board of Directors in October 2004.  Mr. Kelly is vice president of Corporate Business Development at Schering-Plough Corporation.  Mr. Kelly was vice president and corporate controller at Schering-Plough, a position he had held since joining that corporation in 1991.  Previously, he had been a senior partner with the accounting firm of Deloitte & Touche LLP.

Richard de J. Osborne, Chairman of the Board.  Mr. Osborne, age 71, has been Chairman of the Board of Directors of the Company since January 2001.  From 1985 to 1999, Mr. Osborne was Chairman of the Board and Chief Executive Officer of ASARCO Incorporated, which is an integrated producer of copper and other metals.  Mr. Osborne is a director of Schering-Plough Corporation and NACCO Industries, Inc.

Terry W. Potter, Director.  Dr. Potter, age 58, has been a director of the Company since April 1998.  Since January 1998, Dr. Potter has been the President of Venture Solutions and Development, Inc., which provides consulting services to high technology start-up companies, spin-outs, and Fortune 100 companies.  Prior to 1992, Dr. Potter was worldwide director of New Ventures for Digital Equipment Corporation.  From 1992 to 1997 he was the President of Modular Group, the parent company of Advanced Modular Solutions, and from 1994 to 1997 he was the President of Advanced Modular Solutions, a wholly-owned subsidiary of Modular Group which develops client-server computers and solutions.  Dr. Potter is the co-founder of Discover Why, Inc., which was founded in 1997.

David T. Riddiford, Director.  Mr. Riddiford, age 70, has been a director of the Company since 1989.  From 1987 through 2005, Mr. Riddiford was a general partner of Pell, Rudman Venture Management, L.P., which is the general partner of PR Venture Partners, L.P., a venture capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm.  Mr. Riddiford is also a director of Vicor Corporation.

James Wood, Director.  Mr. Wood, age 75, has been a director of the Company since January 2001.  From 1980 to 1997, Mr. Wood was Chairman of the Board and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. and its Co-Chief Executive Officer from 1997 to 1998 and continued as non-executive Chairman from 1998 to 2001.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED ABOVE

The Board of Directors and its Committees

The Board of Directors met six times during the fiscal year ended September 30, 2005.  Each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. Other than Mr. Hagger, each director is “independent” as defined in the listing standards of The NASDAQ Stock Market.  In addition, no director, except for Mr. Hagger, (i) is a former executive of the Company or any of its affiliates; (ii) is a relative of a current employee of the Company or any of its affiliates; (iii) is a relative of a former executive of the Company or any of its affiliates; (iv) has provided professional services to the Company or any of its affiliates or to its officers, either currently or within the past year; (v) has any transactional relationship with the Company or any of its affiliates (other than solely in his capacity as a director, including stock option compensation); (vi) has an “interlocking relationship,” as defined by the Securities and Exchange Commission, with any members of the Board of Directors of the Company; (vii) is a founder of the Company but not currently an employee; (viii) is employed by a significant customer or supplier; (ix) is a trustee, director or employee of a charitable or non-profit organization that received grants or endowments from the Company or any of its affiliates or (x) has been the subject of an attestation by the Board of Directors that he is not independent.

Under our by-laws, the Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. The Board of Directors has a standing Audit Committee, as that term is defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, composed of Thomas H. Kelly, Terry W. Potter, and David T. Riddiford, with Mr. Riddiford serving as Chairman, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market and the rules of the Securities and Exchange Commission.  The Board of Directors has determined that Mr. Kelly qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission. The Audit Committee evaluates and selects our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls and procedures with management and the auditors.  The Audit Committee also supervises the relationship between the Company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the outside auditors. The Audit Committee conducted six formal meetings during the fiscal year ended September 30, 2005.  In accordance with the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market, the Audit Committee Report can be found on page 8.  The Board of Directors has a standing Compensation and Stock Committee, composed of Thomas H. Kelly, Terry W. Potter, David T. Riddiford and James Wood, with Mr. Wood serving as Chairman, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market and the rules of the Securities and Exchange Commission.  The Compensation and Stock Committee, which reviews and makes recommendations concerning executive compensation and administers the Company’s 1996 Stock Plan and the Company’s 1996 International Employee Non-Qualified Stock Option Plan conducted one formal meeting during the fiscal year ended September 30, 2005 and took action by written consent one time.

The Corporate Governance and Nominating Committee (“Nominating Committee”) was formed for the for purposes of nominating directors and for all other purposes outlined in the Nominating Committee Charter.  The Nominating Committee has policies concerning the identification of candidates, including candidates recommended by stockholders; the evaluation of candidates; the recommendation to the Board of candidates for the Board’s selection as director nominees; and the recommendation of candidates for the Board’s selection as nominees for appointment to the committees of the Board.  The assessment will include a review of the nominee’s judgment, experience, independence, understanding of the Corporation’s or other related industries, and such other factors as the Committee concludes are pertinent in light of the current needs of the Board.  The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age.  The Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite the nominee to join the Board.  The Chairman of the Board should extend the Board’s invitation to join the Board.  The Nominating Committee is composed of Thomas H. Kelly, Terry W. Potter, David T. Riddiford and James Wood, with Mr. Wood serving as Chairman, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market and the rules of the Securities and Exchange Commission.  The Nominating Committee met one time during fiscal 2005.  Additionally, WC Capital, LLC is entitled to nominate two directors to the Board pursuant to the previously filed Investment Agreement, dated January 12, 2001, among WC Capital, LLC, Carnegie Hill Associates, LLC and the Company.  WC Capital, LLC has nominated James Wood and Richard de J. Osborne to serve as directors, and the Nominating Committee has nominated the remaining four director nominees.

Stockholder-Board Communications

For stockholder communications directed to the Board of Directors, stockholders may send such communication to the attention of the Chairman of the Board at Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Kelly, Potter and Riddiford, with Mr. Riddiford serving as Chairman.  None of the members are officers or employees of the Company, and each is otherwise independent of the Company (as independence is defined in the National Association of Securities Dealers’ listing standards).  In addition, the Audit Committee has at least one financial expert serving on the Audit Committee.  Mr. Kelly is a financial expert as defined by the Securities and Exchange Commission.  The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2004 and September 30, 2005, and for each of the previous three years ended September 30, 2005 and has discussed them with both management and Deloitte & Touche LLP, the Company’s independent auditors.  The Audit Committee has reviewed with Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of the Company’s financial statements with generally accepted accounting principles, the accountants’ judgments as to matters related to the conduct of the audit for the Company’s financial statements and such other matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect.  The Audit Committee has met with the Deloitte & Touche LLP, with and without management present, to discuss the results of the accountants’ examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee has received the written disclosures and the letter from the Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Deloitte & Touche LLP that firm’s independence.  Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE

David T. Riddiford, Chairman
Thomas H. Kelly
Terry W. Potter

EXECUTIVE COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Summary Compensation Table

The following table sets forth summary information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the fiscal years ended September 30, 2005, 2004 and 2003 to (i) the Company’s current Chief Executive Officer and (ii) each executive officer of the Company, other than the Chief Executive Officer, who was serving as such at September 30, 2005 and whose annual compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards (3)
Name and Principal Positions(s)	Fiscal Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Number of Options/SARs (#)(3)	All Other Compensation($)(4)

Robert W. Hagger	2005	261,100	50,000	15,000(5)	10,000	851
President, Chief Executive Officer and Director	2004	236,250	35,000	15,000(5)	20,000	851
	2003	236,248	—	15,000(5)	60,000	988

John Kitchen	2005	168,000	18,000	36,441(6)	5,000	605
Senior Vice President of Desktop	2004	168,000	24,000	—	14,000	605
& Server Solutions and Secretary	2003	168,000	—	—	20,000	653

John J. Hulburt (7)	2005	122,917	30,000	—	20,000	338
Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

(1)                     Bonuses are reported in the year earned, regardless of when they are paid.

(2)                     Excludes perquisites and other personal benefits, the aggregate annual amount of which does not exceed the lessor of $50,000 or 10% of the annualized salary reported for the Named Officer.

(3)                     The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years ended September 30, 2005, 2004 or 2003.

(4)                     Amount represents the dollar value of group-term life insurance premiums and excess life insurance premiums paid by the Company for the benefit of the Named Officer.

(5)                     Amount for fiscal year 2005, 2004 and 2003 represents a $15,000 in car allowance.

(6)                     Amount represents quarterly commissions based amounts paid under the Fiscal 2005 Executive Sales Incentive Plan.

(7)                     Mr. Hulburt became an executive officer when he was elected Vice President of Finance, Chief Financial Officer, and Treasurer on January 10, 2005.

Options Grants In The Last Fiscal Year

The following table sets forth grants of stock options during the fiscal year ended September 30, 2005 to the Named Officers who are listed in the Summary Capitalization Table above:

OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

Individual Grants(2)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)

Robert Hagger	10,000	8.7%	$3.22	10/27/14	20,250	51,319

John Kitchen	5,000	4.3%	$3.22	10/27/14	10,125	25,659

John J. Hulburt	10,000	8.7%	$3.75	12/8/14	23,584	59,765
	10,000	8.7%	$4.55	3/11/15	28,615	72,515

(1)                      No stock appreciation rights (“SARs”) were granted by the Company in the fiscal year ended September 30, 2005.

(2)                    Stock options were granted under the Company’s 1996 Stock Plan at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.  The options have a term of 10 years from the date of grant and become exercisable over three years in twelve equal quarterly installments beginning three months from the date of grant   On September 26, 2005, the Compensation and Stock Committee of the Board of Directors approved the immediate and full acceleration of the vesting of each otherwise unvested stock option granted under the Company’s 1996 Stock Plan and the Company’s 1996 International Employee Non-Qualified Stock Option Plan (the “1996 Plans”).  At the time the options were accelerated, each director and executive officer entered into a lock-up agreement with the Company to refrain from selling common shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment or service with the Company or upon an “Acquisition” as defined in the 1996 Plans.

(3)                    Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company’s Common Stock over the term of the options.  These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth.  Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company’s Common Stock.  There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase our common stock held by each Named Officer, including (i) the number of shares of common stock purchased upon exercise of such options in fiscal year 2005, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 2005 and (iv) the value of such unexercised options at September 30, 2005:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

SEPTEMBER 30, 2005 OPTION/SAR VALUES

	Number of Shares Acquired on Exercise	Value Realized($)	Number of Unexercised Options held at September 30, 2005		Value of Unexercised In-the-Money Options at September 30, 2005($)(2)
Name			Exercisable	Unexercisable(1)	Exercisable	Unexercisable

Robert Hagger	—	—	258,892	—	455,567	—

John Kitchen	—	—	144,338	—	242,010	—

John J. Hulburt	—	—	20,000	—	—	—

(1)                On September 26, 2005, the Compensation and Stock Committee of the Board of Directors approved the immediate and full acceleration of the vesting of each otherwise unvested stock option granted under the Company’s 1996 Stock Plan and the Company’s 1996 International Employee Non-Qualified Stock Option Plan (the “1996 Plans”).  At the time the options were accelerated, each director and executive officer entered into a lock-up agreement with the Company to refrain from selling common shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment service with the Company or upon an “Acquisition” as defined in the 1996 Plans.

(2)                 Represents the difference between the option exercise price of in-the-money options and the fair market value per share of Common Stock at 2005 fiscal year-end ($3.51 per share as quoted on the Nasdaq National Market at the close of trading on September 30, 2005) multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of September 30, 2005, including the 1996 Stock Plan, the 1996 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”), the 1987 Stock Plan (the “1987 Stock Plan”), and the 1996 International Employee Non-Qualified Stock Option Plan (the “International Plan”).  The 1996 Stock Plan has previously been approved by the Company’s stockholders.  The Non-Employee Director Plan was approved by the Company’s stockholders and provided for the grant of nonqualified options to non-employee directors.  The Non-Employee Director Plan was replaced by the Company’s Non-Employee Director Stock Option Policy under the 1996 Stock Plan in February 2000 and no further grants may be made under the Non-Employee Director Plan.  The 1987 Stock Plan, which was approved by the Company’s stockholders, provided for grants of options and other stock rights to employees, directors and consultants.  The 1987 Stock Plan was terminated in December 1996 and no further grants may be made under it.  The International Plan, which has not been approved by the Company’s stockholders, provides for the grant of non-qualified stock options to employees or consultants of any of the Company’s foreign subsidiaries and is described in further detail under the table below.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	853,992(1)	$2.36	87,849

Equity compensation plans not approved by security holders	58,050(2)	$2.75	8,042

Total	912,042	$2.37	95,891

(1)   Of these shares, 836,212 were granted under the 1996 Stock Plan and 17,780 under the Non-Employee Director Plan. 87,849 shares remain available for grant under the 1996 Stock Plan.

(2)   Of these shares, all 58,050 shares were granted under the International Plan.

Description of the Company’s International Plan

The Company’s International Plan was adopted by the Board of Directors of the Company in October 1996 but has not been approved by the Company’s stockholders.  The International Plan is intended to provide incentives in the form of non-qualified stock options (“NQSOs”) to employees and consultants of subsidiaries of the Company incorporated outside of the United States, who are not officers or directors of the Company.  A maximum of 88,888 shares of Common Stock were originally reserved for issuance under the International Plan upon the exercise of NQSOs.  As of September 30, 2005,  8,042 shares of Common Stock remained available for issuance under the International Plan. Currently 68 employees and consultants are eligible to participate in the International Plan.  The International Plan is administered by the Compensation and Stock Committee, which, subject to the terms of the International Plan, has the authority to determine the persons to whom NQSOs are granted, the exercise price per share and other terms, provisions and restrictions governing such NQSOs.  NQSOs may be granted under the International Plan at any time prior to October 4, 2006.  The exercise price per share of NQSOs granted cannot be less than the minimum legal consideration required under the laws of the State of Delaware or the laws of any jurisdiction in which the Company may be organized. Each NQSO shall expire as of the date specified by the Compensation and Stock Committee, but not more than ten years from the date of grant.

Each NQSO granted under the International Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Compensation and Stock Committee may specify.  Each NQSO may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.  Subject to certain restrictions, the Compensation and Stock Committee has the right to accelerate the date that any installment of any NQSO becomes exercisable.  Payment of the exercise price of an NQSO granted under the International Plan may be made in cash or by check or, if authorized by the Compensation and Stock Committee, (i) by tendering shares of Common Stock of the Company having a fair market value equal as of the date of the exercise to the cash exercise price of the NQSO, (ii) by delivery of a personal recourse, interest bearing note, (iii) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the NQSO and an authorization to the broker or selling agent to pay that amount to the Company or (iv) by any combination of the above.

If a NQSO optionee under the International Plan ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her NQSOs will become exercisable, and vested NQSOs shall generally terminate after the passage of three months from the date of termination of employment (but no later than their specified expiration dates).  If an optionee ceases to be employed by the Company by reason of disability, or if an optionee dies, any NQSO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee’s estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee’s disability or death (but not later than the specified expiration date of the NQSO). NQSO holders under the International Plan are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction.  The Board of Directors may from time to time adopt amendments to the International Plan and may terminate the International Plan, at any time.  Any shares subject to a NQSO granted under the International Plan which for any reason expires or terminates unexercised, may again be available for future NQSO grants.  Unless terminated sooner, the International Plan will terminate on October 4, 2006 (except as to NQSOs outstanding on that date).

Executive Agreements and Severance Arrangements

The Company’s subsidiary Datawatch International Limited (formerly Workgroup Systems Limited) entered into a Contract of Employment with Robert W. Hagger dated February 24, 1997, as amended on July 15, 1999 (the “Original Hagger Employment Agreement”), which provided that Mr. Hagger’s employment may be terminated with cause immediately upon notice to Mr. Hagger or terminated without cause provided he is given at least 12 months notice.  On July 9, 2001, in connection with Mr. Hagger’s promotion to Chief Executive Officer and President of the Company, the Board of Directors approved an Employment Agreement (the “Hagger Employment Agreement”) with Mr. Hagger, which agreement supercedes and terminates in its entirety the Original Hagger Employment Agreement.

The Hagger Employment Agreement, which was for an initial two-year term and expiring on July 9, 2003, was automatically extended for one year on each of July 9, 2003, July 9, 2004 and July 9, 2005, and sets forth Mr. Hagger’s responsibilities, compensation and benefits.  In addition, the Hagger Employment Agreement provides that in the event the Company terminates Mr. Hagger’s employment for reasons other than for “Cause” or Mr. Hagger elects to terminate his employment with the Company for “Good Reason”, Mr. Hagger is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for the greater of (i) the number of months remaining under the term of the Hagger Employment Agreement or (ii) 12 months.  The Hagger Employment Agreement also provides that if upon or after the expiration of the Hagger Employment Agreement Mr. Hagger is an at-will employee of the Company and the Company terminates Mr. Hagger’s employment without “Cause”, then Mr. Hagger is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for 12 months.  “Cause” is defined in the Hagger Employment Agreement as (i) the failure to render services to the Company in accordance with the Hagger Employment Agreement, (ii) gross negligence, dishonesty, or breach of fiduciary duty, (iii) fraud, embezzlement or substantial disregard of the rules or policies of the Company, (iv) acts which would tend to generate significant adverse publicity toward the Company, (v) the commission of a felony, or (vi) breach of the terms of the Proprietary Information and Inventions Agreement between the Company and Mr. Hagger.  “Good Reason” is defined in the Hagger Employment Agreement as (i) a material diminution in the nature or scope of Mr. Hagger’s responsibilities, duties or authority or (ii) a relocation of Mr. Hagger to a location, other than a relocation to England, that is greater than fifty (50) miles from Lowell, Massachusetts.

The Board of Directors approved severance agreements by the Company (each, an “Executive Agreement”) with both John Kitchen and John J. Hulburt.  In each case, the Executive Agreement provides that in the event the Company terminates the officer’s employment for reasons other than for “Cause” or the officer elects to terminate his employment with the Company for “Good Reason”, such officer is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for six months following his termination date.  “Cause” is defined in the Executive Agreements as (i) the willful and continuing failure or refusal to render services in accordance with his obligations, (ii) gross negligence, dishonesty, or breach of fiduciary duty, (iii) fraud, embezzlement or substantial disregard of the rules or policies of the Company, (iv) acts which would tend to generate significant adverse publicity toward the Company, (v) the commission of a felony, or (vi) breach of the terms of the Proprietary Information and Inventions Agreement between the Company and the officer.  “Good Reason” is defined in the Executive Agreement as including a material diminution in the nature or scope of such officer’s responsibilities, duties or authority.  The Executive Agreements for Mr. Kitchen and Mr. Hulburt were executed on April 25, 2002 and November 19, 2004, respectively.

Non-Employee Director Indemnification Arrangements

In addition to the protections afforded the directors of the Company with respect to indemnification under the Company’s By-Laws, the Company has entered into indemnification agreements with each of its non-employee directors.  These agreements require the Company to, among other things, indemnify each of its non-employee directors for any and all expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement which are actually and reasonably incurred by such individual, in connection with any threatened, pending or completed proceeding arising out of the individual’s status as a director of the Company.  In addition, the agreements require the Company to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by the Company.

COMPENSATION AND STOCK COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Committee is responsible for (i) establishing and administering the base salaries and cash bonuses of the Company’s executive officers and (ii) administering and making recommendations and awards under the Company’s 1996 Stock Plan and the Company’s 1996 International Employee Non-Qualified Stock Option Plan.  The Compensation and Stock Committee is composed exclusively of directors who are not also officers or employees of the Company.

The Company’s executive compensation policies are designed to provide levels of cash and equity compensation that will reward and retain experienced executives who will contribute to the achievement of the Company’s performance objectives in the competitive and rapidly changing business environment in which the Company operates.  The executive compensation program is designed to achieve these goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options.  As noted above, both the cash compensation and equity compensation components of the Company’s executive compensation program are determined by the Compensation and Stock Committee.

Cash Compensation.  Base salary compensation levels for each of the Company’s executive officers are determined by evaluating the individual officer’s responsibilities, experience and performance, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Company.  Cash bonuses, if any, are determined annually and are based on the Company’s achievement of targeted measures of financial performance, including revenue, profit and cost saving goals, and, in certain cases, the achievement of non-financial objectives in the officer’s area of responsibility.  In determining compensation levels paid to its executive officers, the Compensation and Stock Committee also takes into account certain subjective factors such as the executive’s ability to provide leadership, to develop the Company’s business, to promote the Company’s image with its customers and stockholders, and to manage the Company’s continuing growth.  For fiscal year 2005, the Compensation and Stock Committee determined that based on the Company’s performance, cash bonuses would be paid to the Company’s executive officers.  For information regarding the Company’s executive officers’ fiscal 2005 compensation, see the table captioned “Summary Compensation Table” contained elsewhere in this proxy statement.

Equity Compensation.  Long-term incentive compensation in the form of stock option grants is designed to encourage the Company’s executive officers and other employees to remain with the Company and promote the Company’s business and to align the interests of the Company’s executive officers and other employees more closely with those of the Company’s stockholders by allowing those executives and employees to share in long-term appreciation in the value of the Company’s Common Stock.  It is the Company’s policy to grant stock options to executive officers and certain employees at the time they join the Company in an amount consistent with such executive’s or employee’s position and level of seniority.  In addition, the Compensation and Stock Committee will occasionally make additional option grants to the Company’s executive officers and employees.  When establishing stock option grant levels, the Compensation and Stock Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of stock ownership, previous option grants and current option holdings, including the number of unvested options and the then current value of such unvested options, and the current price of the Company’s Common Stock.  Options are generally granted at fair market value and become exercisable ratably over a three-year period.  The number of options granted to certain of the most highly compensated executive officers of the Corporation in fiscal 2005 is set forth on the table captioned “Option/SAR Grants in Last Fiscal Year” contained elsewhere in this proxy statement.  For information relating to the total options held by each of the Company’s executive officers at September 30, 2005, see the table captioned “Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values” contained elsewhere in this proxy statement.

On September 26, 2005, the Compensation and Stock Committee of the Board of Directors approved the immediate and full acceleration of the vesting of each otherwise unvested stock option granted under the Company’s 1996 Stock Plan and the Company’s 1996 International Employee Non-Qualified Stock Option Plan (the “1996 Plans”).  The vesting of approximately 169,040 options was accelerated, of which approximately 64,000 options had an exercise price greater than the Company’s closing stock price on the acceleration date.  At the time the options were accelerated, each director and executive officer entered into a lock-up agreement with the Company to refrain from selling common shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment or service with the Company or upon an “Acquisition” as defined in the 1996 Plans.  The decision to accelerate the vesting of these options was made primarily to reduce non-cash compensation expense that would have been recorded in future periods following the Company’s application of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004)” (“FAS 123R”). The Company is required to apply the expense recognition provisions of FAS 123R beginning in the first quarter of fiscal 2006. At the time of the acceleration, the Company’s estimate of the aggregate future expense that was eliminated as a result of the acceleration of the vesting of these options was approximately $400,000 over the following three years, based on all outstanding options continuing to vest under their original, pre-acceleration vesting terms. The Company incurred a one-time charge related to the acceleration of approximately $47,000. This charge was reflected in the statements of operations and in a pro forma footnote disclosure in the Company’s fiscal year 2005 financial statements.

The Company’s 1996 Stock Plans are scheduled to expire this year.  In order to continue to have stock options available for grant in the future, and to have the flexibility to utilize alternative long-term compensation programs such as restricted stock and restricted stock units, the Compensation and Stock Committee has recommended to the Board the adoption of the 2006 Equity Compensation and Incentive Plan, which is being presented to stockholders for approval in this Proxy Statement, and the Board has recommended to the Company’s stockholders the adoption of this plan.

CEO Compensation. Compensation during fiscal 2005 for the Company’s President and Chief Executive Officer, Robert W. Hagger, was determined in accordance with the policies applicable to the other executive officers of the Company described above.  In addition to his base salary for fiscal 2005, the Compensation and Stock Committee, in October 2004, granted Mr. Hagger stock options to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $3.22 per share pursuant to the Company’s 1996 Stock Plan.  The Compensation and Stock Committee believes that Mr. Hagger’s annual compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers.  In addition to achievement of performance targets in accordance with the Company’s executive compensation policies, the Compensation and Stock Committee determined the Chief Executive Officer’s cash compensation based upon the Company’s overall performance, the performance of his management team, the compensation paid at competing companies and the Company’s prospects, among other objective and subjective factors.  The Compensation and Stock Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer’s compensation was based.  Mr. Hagger’s annual compensation for the fiscal year ended September 30, 2005, is reflected in the table captioned “Summary Compensation Table” contained elsewhere in this proxy statement.

Tax Considerations.  In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives.  This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.  The Compensation and Stock Committee has considered these requirements and it is the present intention of the committee that, so long as it is consistent with the Company’s overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation and Stock Committee.

THE COMPENSATION AND STOCK COMMITTEE

James Wood, Chairman
Thomas H. Kelly
Terry W. Potter
David T. Riddiford

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors has established a Compensation and Stock Committee currently consisting of Messrs.  Kelly, Potter, Riddiford and Wood, with Mr. Wood serving as Chairman.  No person who served as a member of the Compensation and Stock Committee was, during the fiscal year ended September 30, 2005, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein.  No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation and Stock Committee of the Company.

Compensation of Directors

During the fiscal year ended September 30, 2005, directors who were employees of the Company received no cash compensation for their services as directors.  Directors who are not employees of the Company (the “Non-Employee Directors”) receive $15,000 per year for their service as a member of the Company’s Board of Directors.

All directors are eligible to receive stock options under the Company’s 1996 Stock Plan. In addition, all Non-Employee Directors are eligible to receive stock options pursuant to the Non-Employee Director Stock Option Policy (the “Director Option Policy”) described below.

Non-Employee Director Stock Option Policy

In February 2000 the Board of Directors adopted the Director Option Policy.  The Director Option Policy is administered by the Board of Directors and provides for the grant of options to purchase Common Stock to non-employee directors.  The Director Option Policy authorizes the automatic grant, without further action by the Board of Directors, (a) of an option to purchase 5,334 shares of Common Stock under the Company’s 1996 Stock Plan to each person who becomes a Non-Employee Director on the date such person is first elected to the Board of Directors (the “First Grant Date”) and (b) of an option to purchase 5,000 shares of Common Stock to each person who is a Non-Employee Director on the date of the Company’s Annual Meeting of Stockholders in each successive year (the “Annual Grant”).  Options granted to Non-Employee Directors under the Director Option Policy vest over three years in twelve equal quarterly installments beginning three months from the date such options are granted.  Notwithstanding this vesting schedule, the Director Option Policy also provides that in the event of any change in control of the Company (as defined in the Director Option Policy) all options granted under the Director Option Policy that are outstanding but unvested automatically become exercisable in full.  On September 26, 2005, the Compensation and Stock Committee of the Board of Directors approved the immediate and full acceleration of the vesting of each otherwise unvested stock option granted under the Company’s 1996 Stock Plan and the Company’s 1996 International Employee Non-Qualified Stock Option Plan, which included all options held by non-employee directors.  At the time the options were accelerated, each director entered into a lock-up agreement with the Company to refrain from selling common shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, director’s last day of service with the Company or upon an “Acquisition” as defined in the 1996 Plans.

The exercise price per share for all options that are granted under the Director Option Policy will be equal to the fair market value per share of the Common Stock on the date of grant.  The term of each option will be for a period of ten years from the date of grant.  Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Company or (i) if the optionee has served as a director of the Company for less than five years, within twelve months after the optionee ceases to serve as a director of the Company or (ii) if the optionee has served as a director of the Company for five years or more, within twenty-four months after the optionee ceases to serve as a director of the Company; except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option automatically becomes fully vested and is exercisable until the scheduled expiration date of the option.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock during the period from September 30, 2000 through September 30, 2005, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company’s Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the “SIC Code Index”) and (ii) the Media General Market Weighted Nasdaq Index Return (the “Nasdaq Market Index”).  The comparison assumes that $100 was invested on September 30, 1999 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG

DATAWATCH CORPORATION, SIC CODE INDEX

AND NASDAQ MARKET INDEX (1)(2)

ASSUMES $100 INVESTED ON OCT. 01, 2000
ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING SEPT. 30, 2005

	9/29/00	9/28/01	9/30/02	9/28/03	9/30/04	9/30/05
Datawatch Corporation	100.00	20.93	73.89	142.54	147.77	131.35
SIC Code Index	100.00	43.70	33.29	48.27	49.65	54.61
NASDAQ Market Index	100.00	40.97	32.96	50.52	53.56	60.93

(1)                This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)             The stock price performance shown on the graph is not necessarily indicative of future price performance.  Information used in the graph was obtained from Media General Financial Services, Inc., Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

PROPOSAL II

APPROVAL OF THE ADOPTION OF THE COMPANY’S
2006 EQUITY AND COMPENSATION INCENTIVE PLAN

In January 2006, subject to approval by the Company’s stockholders, the Board of Directors adopted the Company’s 2006 Equity Compensation and Incentive Plan (the “2006 Plan”) to replace the 1996 Plans which expire by their terms on October 4, 2006 and December 9, 2006.

The Company believes that it has a strong business model and that it will achieve improved financial operations and results in future years.  In order to achieve this future success, the Company will need to attract, retain and motivate key personnel and potential hires.  The Board believes that equity-based compensation will continue to be essential to permit the Company to successfully continue the pursuit of these objectives.  Accordingly, the Board has proposed the 2006 Plan to permit the continued issuance by the Company of equity-based compensation.

The principal features of the 2006 Plan include:

•                  Limit on Shares Authorized:  The 2006 Plan authorizes the grant of 600,000 shares.

•                  Shares Available for Restricted Stock, Restricted Stock Units Limited and “Other” Non-Stock Option Awards:  No more than 50 percent (300,000 shares) of the total authorized shares under the 2006 Plan may be used for grants of restricted stock, restricted stock units or “other” non-stock option awards.

•                  No Discount Stock Options:  The 2006 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s stock on the date of grant.

•                  No Repricing of Stock Options:  The 2006 Plan prohibits the repricing of stock options without stockholder approval.

•                  Independent Committee Administration:  The 2006 Plan will be administered by a committee of the Board whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

•                  Material Amendments to the Plan Require Stockholder Approval:  The 2006 Plan provides that a material amendment to the Plan will not be effective unless approved by the Company’s stockholders.

Description of the 2006 Equity Compensation and Incentive Plan

The following description of the 2006 Plan is a summary only.  The Company strongly recommends that you read the complete text of the 2006 Plan which is attached as Appendix A hereto.

The purpose of the 2006 Plan is to provide stock options and other equity ownership opportunities in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the 2006 Plan.  Any person to whom an Award is granted will be called a “Participant.”

Administration.

The 2006 Plan is administered by a committee (the “Committee”) composed solely of members of the Company’s board of directors that are “independent”, as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act, as amended.  The Company’s Compensation and Stock Committee will be used to administer the

2006 Plan.  The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2006 Plan and to interpret and correct the provisions of the 2006 Plan and any Award.  The 2006 Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of the Company.

Exercise Price.

The Committee shall establish the exercise price of options (or determine the method by which the exercise price shall be determined) at the time each option is granted, provided that the minimum exercise price for an option will not be less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of the Common Stock on the date of grant.  The exercise price, if applicable, of other stock-based Awards shall be set by the Committee.

Authorized Shares.

The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2006 Plan is 600,000 shares of Common Stock.  Currently, there are 42,610 shares of Common Stock that remain available for grant pursuant to the 1996 Plans.  The Compensation and Stock Committee does not currently intend to grant any additional stock options or other equity ownership opportunities prior to March 10, 2006.  The Compensation and Stock Committee may provide for the grant of remaining options available under the 1996 Plans until their termination dates of October 4, 2006, and December 9, 2006.

Eligibility.

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2006 Plan.  Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of the Company and parent or subsidiaries of the Company.  The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 50,000 in any fiscal year, other than Awards made to a new hire.  No Participant may be awarded an aggregate of more than 200,000 shares over the term of the Plan.

Exercise of Options.

The Committee may determine the vesting schedule or the time at which an option will become exercisable.  Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to the Company at its principal office address or to such transfer agent as the Company shall designate, or by notification of the Company-designated third party commercial provider.  The Committee has the right to accelerate the date of exercise of any installment of any option despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option.

Types of Awards.

Awards under the 2006 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, and any other equity-based interests as the Committee shall determine, or any combination thereof.

Stock Options.

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price.  As detailed above, the exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant.  The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted).  No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations issued thereunder.  Options shall expire in seven years after the date of grant.  No stock options can be granted under the 2006 Plan after March 9, 2016, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2006 Plan may be made by one or any combination of the following forms of payment:

•                                          by cash or by check payable to the order of the Company,

•                                          at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option, or

•                                          at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Restricted Stock and Restricted Stock Units.

Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  No more than 300,000 of the Authorized Shares may be issued to Participants pursuant to Awards of restricted stock, restricted stock units or “other” non-stock option awards.  The Committee may determine the vesting schedule or the time at which the restrictions on restricted stock or restricted stock units will lapse.  Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares.

Other Awards.

The 2006 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee.  No more than 300,000 of the Authorized Shares may be issued to Participants pursuant to Awards of restricted stock, restricted stock units or “other” non-stock option awards.  The Committee may determine the vesting schedule or the time at which other awards will become exercisable.

Eligibility Under Section 162(m).

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers.  This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.  The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied).

Transferability.

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment.

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•                                          the number and class of securities available for Awards under the 2006 Plan and the per-participant share limit,

•                                          the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option,

•                                          the repurchase price per security subject to repurchase, and

•                                          the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition.

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of Datawatch, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards.  In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2006 Plan must be exercised by a certain date or shall be terminated, or that any such Awards shall be terminated in exchange for a cash payment.

Effect of Termination, Disability or Death.

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards.

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided, further, that previously-issued options may not be amended without stockholder approval to reduce the price at which such previously issued options are exercisable.

Termination of 2006 Plan; Amendments.

Awards may be granted under the 2006 Plan at any time prior to March 9, 2016.  The Committee may amend, suspend or terminate the 2006 Plan or any portion thereof at any time, provided, however, that any material amendment to the 2006 Plan will not be effective unless approved by the Company’s stockholders.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2006 Plan.

Federal Income Tax Consequences

Incentive Stock Options.

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Company’s 2006 Plan.

1.  In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2.  If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3.  If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.  In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.  Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6.  Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.  An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee.  If an optionee exercises an ISO in such fashion, special rules will apply.

8.  In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules.  The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption.  In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income.  A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax.  A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.  Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options.

The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the Company’s 2006 Plan:

1.  The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.  The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.  When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income).  If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.  The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5.  An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee.  If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.

6.  Special rules apply if a Nonstatutory Stock Option has an exercise price less than the fair market value of the shares on the date of grant, or if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases.

The following general rules are applicable under current federal income tax law to awards of restricted stock, restricted stock units (“Restricted Awards”) or the granting of opportunities to make direct stock purchases under the Company’s 2006 Plan (“Purchases”):

1.  Persons receiving Common Stock pursuant to a Restricted Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid.  Special rules apply if the stock acquired pursuant to an award of stock or direct stock purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

2.  The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income.  When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as ordinary income).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE

2006 EQUITY COMPENSATION AND INCENTIVE PLAN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as Reporting Persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended September 30, 2005, and written representations from certain of our directors and executive officers, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended September 30, 2005, except for one late Form 4 filing for Richard de J. Osborne, which has since been filed.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company’s principal executive offices not later than close of business on September 29, 2006.  The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is December 13, 2006.  For any proposal that is not submitted for inclusion in the proxy statement for the fiscal year to end September 30, 2006 but is instead sought to be presented directly at the next annual meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on December 13, 2006, and advises stockholders in the next proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on December 13, 2006.  Notices of intention to present proposals at the next annual meeting should be addressed to Robert W. Hagger, Chief Executive Officer, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the 2006 fiscal year.  Deloitte & Touche LLP has served as our independent auditors since the Company’s inception. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The fees billed during the 2004 and 2005 fiscal years by Deloitte & Touche LLP for services provided to us were as set forth below. The fees billed during fiscal 2004 and fiscal 2005 included fees for some services provided for fiscal 2003 and fiscal 2004, respectively.

	2004	2005
Audit Fees(1):	$195,923	$188,301
Audit-Related Fees(2):	6,423	83,600
Tax Fees (3):	80,392	24,157
All Other Fees(4):	—	—
Total	$282,738	$296,058

(1)          Audit Fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as services related to Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)  Audit-Related Fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and services related to due diligence services pertaining to acquisitions.

(3)  Tax Fees consisted of fees related to tax compliance, tax planning and tax advice.  This includes preparation of tax returns for the Company, refund claims, payment planning, taxpayer registration and tax audit assistance.

(4)  All Other Fees consists of all other products and services provided by the principal accountant that are not reflected in any of the previous three categories.

All services rendered by Deloitte & Touche LLP in fiscal year 2005 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with the requirements of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  The Audit Committee will approve the specific terms of engagement once an independent registered public accounting firm has been selected, which will provide for the provision of specific services.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee requires specific pre-approval by the Audit Committee or by one or more of its members before engaging the independent auditor.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics on January 23, 2004 applicable to all employees and directors of the Company. The Code of Ethics is posted on the Investors page of our website at www.datawatch.com.  Any amendments to or waivers of the Code of Ethics that apply to the Company’s principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as that term is defined by the Securities and Exchange Commission, will be posted on our website at the address above.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.  Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address.  However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents were delivered.  To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 or an oral request by calling the Company’s Investor Relations group at (978) 441-2200, ext. 8323.  Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct the Company accordingly by directing that request to the Company in the manner provided above.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above.  If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

Appendix A

DATAWATCH CORPORATION

2006 EQUITY COMPENSATION AND INCENTIVE PLAN

1.                        Purpose and Eligibility.

The purpose of this 2006 Equity Compensation and Incentive Plan (the “Plan”) of Datawatch Corporation (the “Company”) is to provide equity ownership opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 10.

2.                        Administration.

a.                                       Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company (the “Committee”) that are “independent”, as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b.                                      Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its subsidiaries to be recipients of Awards created by the Company and (ii) determine the number of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3.                        Stock Available for Awards.

a.                                       Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) that may be issued pursuant to the Plan shall be 600,000 shares of Common Stock; provided, however, that, subject to adjustment under Section 3(c), no more than 300,000 of the Authorized Shares may be issued to Participants pursuant to Restricted Stock Awards, Restricted Stock Units or Awards issued pursuant to Section 7 hereof. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.                                      Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 50,000 shares of Common Stock, other than Awards granted in connection with a Person assuming status as a Participant.  No Participant may be awarded an aggregate of more than 200,000 shares over the term of the Plan.

c.                                       Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, including Restricted Stock, Restricted Stock Units, and Awards issued pursuant to Section 7 hereof, and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d.                                      Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4.                        Stock Options.

a.                                       General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b.                                      Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c.                                       Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive

Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant). To the extent that any such Incentive Stock Options exceed the $100,000 limitation, such Options shall be Nonstatutory Stock Options.

d.                                      Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Section 3(c), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable unless such amendment is approved by the Company’s stockholders.

e.                                       Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f.                                         Vesting of Options. Subject to Section 8(e) and Section 8(i), the Committee may determine the time or times at which (i) an Option will become exercisable; (ii) an Option will vest; or (ii) the restrictions to which an Option is subject will lapse.

g.                                      Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or, by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h.                                      Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

 (i)                         in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

  (ii)                   at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, provided that such shares were not acquired by the Participant in the prior six months;

 (iii)                   at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise;

 (iv)                  at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

 If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i.                                          Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j.                                          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k.                                       Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5.                        Restricted Stock.

a.                                       Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b.                                      Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted

Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c.                                       Vesting of Restricted Stock. Subject to Section 8(e) and Section 8(i), the Committee may determine the time or times at which (i) the Restricted Stock will become exercisable; (ii) the Restricted Stock will vest; or (ii) the restrictions to which the Restricted Stock is subject will lapse.

6.                        Restricted Stock Unit.

a.                                       Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b.                                      Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit, but a Restricted Stock Unit may provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after such Common Stock is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee. Any such settlements, any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

c.                                       Vesting of Restricted Stock Unit. Subject to Section 8(e) and Section 8(i), the Committee may determine the time or times at which (i) the Restricted Stock Unit will become exercisable; (ii) the Restricted Stock Unit will vest; or (ii) the restrictions to which the Restricted Stock Unit is subject will lapse.

7.                        Other Stock-Based Awards.

 The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

8.                        General Provisions Applicable to Awards.

a.                                       Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.                                      Documentation. Each Award granted under the Plan shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c.                                       Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d.                                      Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e.                                       Acquisition of the Company.

(i)                                     Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (iii) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

(ii)                                  Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f.                                         Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g.                                      Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 8(e)(i), the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant; provided, further, that subject to Section 3(c), an Option may not be amended subsequent to its issuance either to reduce the price at which such previously issued Option is exercisable or to extend the period of time for which such previously-issued Option shall be exercisable unless such amendment is approved by the Company’s stockholders.

h.                                      Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

(i)                                   Acceleration. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change of control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 8(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

9.                        Foreign Jurisdictions.

 To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

10.                  Miscellaneous.

                               a.                        Definitions.

(i)                                   “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Datawatch Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Datawatch Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii)                                “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii)                             “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

(iv)                              “Fair Market Value” of the Company’s Common Stock on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

b.                                      No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.                                       No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.                                      Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e.                                       Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan; the maximum number of shares of Common Stock that may be granted as Restricted Stock, Restricted Stock Units or pursuant to Section 7; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iii) subject to Section 3(c), reduce the price at which a previously-issued Option is exercisable or to extend the period of time for which a previously-issued Option shall be exercisable; or (v) require stockholder approval pursuant to the requirements of Nasdaq or any exchange on which the Company is then listed or applicable law.

f.                                         Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on	Adopted by the Stockholders on
January 20, 2006	, 2006

DATAWATCH CORPORATION

Proxy for Annual Meeting of Stockholders

March 10, 2006

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT W. HAGGER and JOHN J. HULBURT, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Datawatch Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, March 10, 2006, at 11:00 a.m. Eastern time, at the offices of Choate, Hall & Stewart, Two International Place, Boston, MA 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 30, 2006, a copy of which has been received by the undersigned.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒ Please mark votes as in this example.

1.     To elect Robert W. Hagger, Thomas H. Kelly, Richard de J. Osborne, Terry W. Potter, David T. Riddiford and James Wood as Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2. To approve the adoption of the 2006 Equity and Compensation Incentive Plan.

FOR	WITHHELD	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐

INSTRUCTIONS: To withhold your vote for any
individual nominee write the nominee’s name on the space
provided below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

Signature:	Date
Signature:	Date